Exhibit 99.1

Leaf Group Ltd. Reports Third Quarter 2018 Results

•	Q3 Leaf Group Revenue Grows 24% Year-over-Year to $41.5 Million
•	Q3 Marketplaces Revenue Grows 10% Year-over-Year to $24.7 Million
•	Q3 Media Revenue Grows 53% Year-over-Year to $16.7 Million

SANTA MONICA, CA – November 6, 2018 – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today reported financial results for the third quarter ended September 30, 2018.

,
Financial Summary
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Marketplaces revenue	$24,712	$22,493	$65,334	$56,061
Media revenue	16,744	10,967	44,189	33,202
Total revenue	$41,456	$33,460	$109,523	$89,263

Net loss	$(6,035)	$(6,817)	$(18,253)	$(25,800)

EPS - basic and diluted	$(0.24)	$(0.33)	$(0.75)	$(1.27)

Adjusted EBITDA(1)	$128	$(1,887)	$(1,733)	$(10,244)

Net cash provided by (used in) operating activities	$2,477	$272	$(3,924)	$(11,511)
Free cash flow(1)	$900	$(1,309)	$(9,031)	$(15,093)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q3 2018 Financial Summary:

Leaf Group is comprised of two reporting segments: Marketplaces and Media.

For the third quarter of 2018:

•	Total revenue increased 24% year-over-year from $33.5 million to $41.5 million due to a 10% increase in Marketplaces revenue and a 53% increase in Media revenue.
•	Marketplaces revenue increased 10% year-over-year from $22.5 million to $24.7 million due to a 7% increase in Society6 Group revenue and a 49% increase in Saatchi Art Group revenue.
•	Media revenue increased 53% year-over-year from $11.0 million to $16.7 million. The increase in Media revenue was primarily attributable to the acquisition of Well+Good in June 2018.
•	Net loss was $(6.0) million for the quarter, improving 11% year-over-year, and Adjusted EBITDA was $0.1 million for the quarter, improving 107% year-over-year.

•	Cash and cash equivalents was $32.8 million at period end with no debt outstanding.
•	On a consolidated basis, Leaf Group’s properties reached 51 million monthly unique visitors in the U.S. in September 2018 (source: Sept 2018 U.S. comScore).

Operating Metrics:

Leaf Group has historically reported the number of visits to its Media properties as a key operating metric and has used internal data to derive the number of visits during the applicable reporting period. In the second quarter of 2018, Leaf Group began to report visits using data derived from Google Analytics, as Leaf Group is replacing its internal methodology with Google Analytics. On a transitional basis and for the remainder of 2018, the Company will report visits data derived from both its internal methodology and Google Analytics. Beginning in 2019, Leaf Group will only report visits using data derived from Google Analytics.

	Three months ended			Nine months ended
	September 30,			September 30,
	2018	2017	% Change	2018	2017	% Change
Marketplaces Metrics:
Number of Transactions(1)	374,008	380,766	(2)%	955,223	946,763	1%
Gross Transaction Value(2) (in thousands)	$30,216	$28,090	8%	$81,315	$70,282	16%

Media Metrics:
Visits - Internal(3) (in thousands)	667,879	693,945	(4)%	2,216,293	2,097,023	6%
Revenue per Visit (RPV)(4)	$25.07	$15.80	59%	$19.94	$15.83	26%
Visits - Google Analytics(5) (in thousands)	665,193	704,793	(6)%	2,221,967	2,140,272	4%
Revenue per Visit (RPV)(4)	$25.17	$15.56	62%	$19.89	$15.51	28%

(1)

Number of transactions is defined as the total number of Marketplaces transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art’s The Other Art Fair, including the sales of stand space to artists at fairs, sponsorship fees and ticket sales.

(2)

Gross transaction value is defined as the total dollar value of Marketplaces transactions, excluding the revenue from certain transactions generated by Saatchi Art’s The Other Art Fair, including the sales of stand space to artists at fairs, sponsorship fees and ticket sales. Gross transaction value is the total amount paid by the customer including the total product price inclusive of artist margin, shipping charges, taxes, and is net of any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.

(3)

Visits - Internal are defined as the total number of times users access the Company’s content across (a) one of its owned and operated properties and/or (b) one of its customers’ properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(4)	RPV is defined as Media revenue per one thousand visits.
(5)

Visits per Google Analytics are defined as the total number of times users access the Company’s content across (a) one of its owned and operated properties and/or (b) one of its customers’ properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.

Conference Call and Webcast Information

Leaf Group will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 833-287-0803 (U.S./CAN) or 647-689-4462 (International) and reference conference ID 9077955. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities.  Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.  Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities;  purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good,  Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and our future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2017 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2018, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the impact of increasing mobile usage on the Company’s marketplace businesses; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the impact of certain changes made to the business model for the Company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the Company’s ability to effectively manage its expected uses of the proceeds from its recent follow-on offering of common stock; the Company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the Company’s ability to retain key personnel. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor Contacts:

Jantoon Reigersman

Chief Financial Officer

(310) 917-6413

IR@leafgroup.com

Shawn Milne

Investor Relations

(415) 264-3419

shawn.milne@leafgroup.com

Media Contact:

Sharna Daduk

(310) 917-6405

sharna.daduk@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Product revenue	$22,482	$20,908	$58,125	$50,841
Service revenue	18,974	12,552	51,398	38,422
Total revenue	41,456	33,460	109,523	89,263
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	16,202	15,385	42,003	37,456
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	8,229	4,993	21,077	15,881
Sales and marketing(1)(2)	8,796	6,973	23,644	20,893
Product development(1)(2)	5,558	4,558	15,362	14,337
General and administrative(1)(2)	7,615	7,056	22,584	21,933
Amortization of intangible assets	1,133	1,313	3,115	4,547
Total operating expenses	47,533	40,278	127,785	115,047
Loss from operations	(6,077)	(6,818)	(18,262)	(25,784)
Interest income	116	66	164	148
Interest expense	(2)	(2)	(4)	(5)
Other expense, net	(59)	(6)	(92)	(9)
Loss before income taxes	(6,022)	(6,760)	(18,194)	(25,650)
Income tax expense	(13)	(57)	(59)	(150)
Net loss	$(6,035)	$(6,817)	$(18,253)	$(25,800)

Net loss per share - basic and diluted	$(0.24)	$(0.33)	$(0.75)	$(1.27)

Weighted average number of shares - basic and diluted	25,111	20,745	24,315	20,363
__________________

(1) Depreciation expense included in the above line items:
Product costs	$235	$16	$629	$31
Service costs	787	725	2,179	2,174
Sales and marketing	6	9	22	27
Product development	14	22	52	68
General and administrative	512	664	1,591	1,968
Total depreciation	$1,554	$1,436	$4,473	$4,268

(2) Stock-based compensation included in the above line items:
Service costs	$189	$155	$515	$453
Sales and marketing	292	209	760	586
Product development	603	475	1,762	1,352
General and administrative	1,418	1,343	4,349	4,035
Total stock-based compensation	$2,502	$2,182	$7,386	$6,426

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$32,810	$31,344
Accounts receivable, net	12,080	8,663
Prepaid expenses and other current assets	3,693	2,741
Total current assets	48,583	42,748
Property and equipment, net	12,494	11,665
Intangible assets, net	15,397	10,431
Goodwill	18,954	17,152
Other assets	1,032	1,246
Total assets	$96,460	$83,242

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,036	$1,980
Accrued expenses and other current liabilities	19,133	17,182
Deferred revenue	3,204	2,064
Total current liabilities	24,373	21,226
Deferred tax liability	58	40
Other liabilities	2,321	3,456
Total liabilities	26,752	24,722
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	552,452	523,012
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(16)	(17)
Accumulated deficit	(447,024)	(428,771)
Total stockholders’ equity	69,708	58,520
Total liabilities and stockholders’ equity	$96,460	$83,242

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(6,035)	$(6,817)	$(18,253)	$(25,800)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,687	2,749	7,588	8,815
Deferred income taxes	7	59	17	68
Stock-based compensation	2,502	2,182	7,386	6,426
Other	13	4	67	(44)
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	(816)	(96)	(812)	319
Prepaid expenses and other current assets	(686)	(194)	(665)	1,021
Other long-term assets	152	57	231	25
Accounts payable	661	652	(222)	(548)
Accrued expenses and other liabilities	3,410	1,462	731	(1,557)
Deferred revenue	582	214	8	(236)
Net cash provided by (used in) operating activities	2,477	272	(3,924)	(11,511)
Cash flows from investing activities
Purchases of property and equipment	(1,561)	(1,480)	(5,062)	(3,718)
Purchases of intangible assets	(16)	(114)	(45)	(235)
Cash received from disposal of businesses and online properties, net of cash disposed	—	3,900	—	4,285
Cash paid for acquisitions, net of cash acquired	—	—	(10,349)	(6,304)
Restricted deposits	—	—	—	606
Other	5	3	5	6
Net cash (used in) provided by investing activities	(1,572)	2,309	(15,451)	(5,360)
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	841	416	1,470	1,941
Repurchases of common stock	—	—	—	(65)
Proceeds from issuance of common stock	—	—	23,367	—
Taxes paid on net share settlements of restricted stock units	(916)	(394)	(3,184)	(2,761)
Cash paid for acquisition holdback	—	—	—	(119)
Cash paid for contingent consideration liability	—	—	(905)	—
Other	(17)	(17)	(51)	(49)
Net cash (used in) provided by financing activities	(92)	5	20,697	(1,053)
Effect of foreign currency on cash, cash equivalents and restricted cash	45	(17)	42	(38)
Change in cash, cash equivalents and restricted cash	858	2,569	1,364	(17,962)
Cash, cash equivalents and restricted cash, beginning of period	32,806	31,426	32,300	51,957
Cash, cash equivalents and restricted cash, end of period	$33,664	$33,995	$33,664	$33,995

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$32,810	$33,039	$32,810	$33,039
Restricted cash included in other current assets	136	136	136	136
Restricted cash included in other long-term assets	718	820	718	820
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$33,664	$33,995	$33,664	$33,995

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA:
Net loss	$(6,035)	$(6,817)	$(18,253)	$(25,800)
Add (deduct):
Income tax (benefit) expense	13	57	59	150
Interest (income) expense, net	(114)	(64)	(160)	(143)
Other expense (income), net	59	6	92	9
Depreciation and amortization(1)	2,687	2,749	7,588	8,815
Stock-based compensation(2)	2,502	2,182	7,386	6,426
Acquisition, disposition, realignment and contingent payment costs(3)	1,016	—	1,555	299
Adjusted EBITDA	$128	$(1,887)	$(1,733)	$(10,244)

Free Cash Flow:
Net cash provided by (used in) operating activities	$2,477	$272	$(3,924)	$(11,511)
Purchases of property and equipment	(1,561)	(1,480)	(5,062)	(3,718)
Purchases of intangible assets	(16)	(114)	(45)	(235)
Acquisition, disposition, realignment and contingent payment costs(3)	—	13	—	371
Free Cash Flow	$900	$(1,309)	$(9,031)	$(15,093)

(1)

Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company’s GAAP results of operations.

(2)	Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)

Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliation of Segment Disclosure

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Segment Revenue:
Marketplaces	$24,712	$22,493	$65,334	$56,061
Media	16,744	10,967	44,189	33,202
Total revenue	$41,456	$33,460	$109,523	$89,263

Segment Operating Contribution:
Marketplaces(1)	$326	$(376)	$(164)	$(3,523)
Media(1)	6,559	4,779	18,553	12,792
Add (deduct):
Corporate expenses(2)	(6,774)	(6,290)	(20,363)	(19,812)
Acquisition, disposition and realignment costs(3)	17	—	241	299
Adjusted EBITDA	$128	$(1,887)	$(1,733)	$(10,244)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$128	$(1,887)	$(1,733)	$(10,244)
Add (deduct):
Interest income (expense), net	114	64	160	143
Other income (expense), net	(59)	(6)	(92)	(9)
Depreciation and amortization(4)	(2,687)	(2,749)	(7,588)	(8,815)
Stock-based compensation(5)	(2,502)	(2,182)	(7,386)	(6,426)
Acquisition, disposition, realignment and contingent payment costs(6)	(1,016)	—	(1,555)	(299)
Loss before income taxes	$(6,022)	$(6,760)	$(18,194)	$(25,650)

(1)

Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2)

Corporate expenses include corporate and unallocated operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); and (e) income taxes.

(3)

Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other payments attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(4)

Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company’s GAAP results of operations.

(5)	Represents the expense related to stock-based awards granted to employees as included in the Company’s GAAP results of operations.

(6)

Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.